                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  MAY 17, 2001

                           RESTORATION HARDWARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

000-24261                                                        68-0140361
(Commission                                                     (IRS Employer
File Number)                                                 Identification No.)

15 KOCH ROAD, SUITE J, CORTE MADERA, CALIFORNIA                    94925
(Address of Principal Executive Offices)                         (Zip Code)

                                 (415) 924-1005
              (Registrant's Telephone Number, Including Area Code)

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ITEM 5. OTHER EVENTS

               We entered into a Stock Purchase Agreement, dated as of May 17, 2001, with a number of accredited investors pursuant to which the investors paid us an aggregate of approximately $24.5 million in consideration for 4,515,762 shares of our common stock at a price of $5.43 per share. The transaction was priced at the closing market price for our common stock on May 16, 2001 and was led by a group of institutional investors including funds managed by Capital Research and Management Company and Fidelity Management and Research Company on behalf of funds and accounts managed by it. Other institutional investors included Baron Asset Management, Apex Capital, LLC and Buckingham RAF Partners, LP. As part of this private placement transaction, we agreed to use our reasonable best efforts to prepare and file with the Securities and Exchange Commission, by June 1, 2001, a registration statement for the resale of the common stock acquired by these investors pursuant to the Stock Purchase Agreement. We also agreed to use our reasonable best efforts to cause the registration statement to become effective within sixty (60) days after the registration statement is filed with the SEC. Additionally, we agreed to keep the registration statement effective until the sooner to occur of (A) the date on which all the shares of common stock included within the registration statement have been sold, (B) the date on which all of the investors, respectively, may sell within a three month period under Rule 144 of the Securities Act of 1933, as amended, in compliance with any applicable volume limitations under Rule 144 all of the shares of common stock registered under such registration statement, or (C) May 17, 2003.

               In connection with the Stock Purchase Agreement, we separately entered into a Consent and Waiver Regarding Additional Financing pursuant to which we agreed with investors under our Amended and Restated Investor Rights Agreement, dated as of March 21, 2001 (previously filed with the SEC as Exhibit
10.18 to our Form 8-K on April 2, 2001), to accelerate the date by which we will effect a registration on Form S-3 (or its equivalent) to the later of (i) such time as Form S-3 (or its equivalent) becomes available for use in a registered offering by us and (ii) October 1, 2001, and, in connection therewith, we reduced the shares reserved for issuance upon the conversion of the Series A Preferred Stock from 14,018,500 shares of common stock to 8,000,000 shares of common stock. We also agreed with these investors to cause
(i) an increase in the total number of shares of common stock authorized under our Second Amended and Restated Certificate of Incorporation from 40,000,000 shares of common stock to 50,000,000 shares of common stock as soon as practicable, but in any event by November 13, 2001, and (ii) the reestablishment of a reserve of shares of common stock at such higher number of shares as soon as practicable, but in any event by November 18, 2001.

               The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement and the Consent and Waiver Regarding Additional Financing, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

               On May 21, 2001, we issued a press release announcing the new financing described above. The full text of the press release issued in connection with this announcement is incorporated herein by reference and attached hereto as Exhibit 99.1.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) Exhibits.

Exhibit No.         Description
-----------         -----------
10.1                Stock Purchase Agreement, dated as of May 17, 2001, by and among Restoration Hardware, Inc. and certain investors named therein

10.2                Consent and Waiver Regarding Additional Financing

99.1 Press Release, dated May 21, 2001, regarding the sale of common stock

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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      RESTORATION HARDWARE, INC.


Dated: May 23, 2001                   By: /s/ WALTER PARKS
                                          --------------------------------------
                                          Walter Parks, Executive Vice President
                                          and Chief Administrative Officer

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                                  EXHIBIT INDEX


EXHIBIT NO.         DESCRIPTION
10.1                Stock Purchase Agreement, dated as of May 17, 2001, by and among Restoration Hardware, Inc. and certain investors named therein

10.2                Consent and Waiver Regarding Additional Financing

99.1 Press Release, dated May 21, 2001, regarding the sale of common stock